                       G O D F R E Y  &  K A H N,  S. C.

                                ATTORNEYS AT LAW

                             780 NORTH WATER STREET

                              MILWAUKEE, WISCONSIN

(414) 273-3500                                          WITH OFFICES IN:
Fax (414) 273-5198                                        MILWAUKEE, WISCONSIN
                                                          GREEN BAY, WISCONSIN
                                                          MADISON, WISCONSIN
                                                          OSHKOSH, WISCONSIN
                                                          SHEBOYGAN, WISCONSIN
                               December 19, 1996


Board of Directors
Sentry Fund, Inc.
1800 North Point Drive
Stevens Point, WI  54481

         Re:     Rule 24F-2 Notice for Sentry Fund, Inc.
                 ---------------------------------------
Gentlemen:

         We have acted as counsel for you in connection with the sale by you of an indefinite amount of common stock, $1.00 par value (the "Common Stock"), of Sentry Fund, Inc. (the "Fund") in the manner set forth in the Fund's most recent Post-Effective Amendment to the Fund's Registration Statement on Form N-1A (the "Registration Statement"). In connection with this opinion, we have reviewed: (i) the Fund's Registration Statement; (ii) the Rule 24F-2 Notice for the fiscal year ended October 31, 1996 (the "Notice"); (iii) corporate proceedings relative to the authorization for issuance of shares of Common Stock; and (iv) such other proceedings, documents, certificates and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock when sold as contemplated in the Fund's Registration Statement will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in connection with the aforementioned Notice.

                                                    Very truly yours,

                                                    s/ Godfrey & Kahn, S.C.

                                                    GODFREY & KAHN, S.C.